Exhibit 99.1

HUDSON TECHNOLOGIES REPORTS SECOND quarter 2024 reSults

Board Authorizes Share Repurchase Program

WOODCLIFF LAKE, NJ – August 6, 2024 – Hudson Technologies, Inc. (NASDAQ: HDSN) announced results for the second quarter and six months ended June 30, 2024.

For the quarter ended June 30, 2024, Hudson reported revenues of $75.3 million, a decrease of 17% compared to revenues of $90.5 million in the comparable 2023 period. The decrease is primarily related to decreased selling prices for certain refrigerants, lower revenue from the Company’s DLA contract and reduced carbon credit revenue in the quarter compared to the second quarter of 2023. This was partially offset by an increase in volume of 17% for refrigerants sold when compared to the same quarter last year. Gross margin in the second quarter of 2024 was 30%, compared to 41% in the second quarter of 2023. Hudson reported operating income of $12.8 million in the second quarter of 2024, compared to operating income of $27.7 million in the prior year period. Included in the second quarter 2024 selling, general and administrative expenses are approximately $0.7 million of non-recurring costs associated with the USA acquisition and IT expenses. The Company recorded net income of $9.6 million or $0.21 per basic and $0.20 per diluted share in the second quarter of 2024, compared to net income of $19.2 million or $0.42 per basic and $0.41 per diluted share in the same period of 2023.

For the six months ended June 30, 2024, Hudson reported revenues of $140.5 million, a decrease of 16% compared to revenues of $167.7 million for the first six months of 2023. Revenues for the first six months declined primarily due to decreased selling prices for certain refrigerants as well as lower revenue from the Company’s DLA contract, partially offset by an increase in the volume of refrigerants sold. Gross margin for the first half of 2024 was 31%, compared to gross margin of 40% in the first half of 2023. Hudson reported operating income of $25.6 million for the first six months of 2024 compared to operating income of $50.3 million in the first six months of 2023. The Company recorded net income of $19.1 million or $0.42 per basic and $0.40 per diluted share in the first half of 2024, compared to net income of $34.7 million or $0.77 per basic and $0.73 per diluted share in the first six months of 2023.

Brian F. Coleman, President and Chief Executive Officer of Hudson Technologies commented, “Despite stronger refrigerant sales volume, our second quarter financial performance reflected the continued headwinds of pricing pressure for certain refrigerants combined with lower activity levels from our DLA contract as compared to last year. During the second quarter of 2024, the industry saw pricing for certain refrigerants decline by approximately 25% as compared to pricing levels in the second quarter of 2023 and pricing was reduced by approximately 6% from the level we reported at the time of our first quarter earnings call. As we’ve previously stated, we anticipated that pricing levels might not rebound as the season progressed and we recognized that last year’s strong DLA order activity could provide a difficult comparison to this year. While the current pricing landscape is not ideal, we believe this dynamic is temporary and does not impact our long-term view of the growth of our Company. If current pricing levels continue through the remainder of the 2024 selling season, we would anticipate full year revenue in the range of $240 million to $250 million and full year gross margin of approximately 30%.

“We remain focused on executing our strategic plan to ensure that we are meeting the refrigerant needs of our customers and that we are promoting recovery and reclamation activity. During the quarter we announced our acquisition of USA Refrigerants, a leading purchaser of recovered refrigerants, known for their sales organization and expertise in sourcing recovered refrigerants. As a reminder, with the recovered refrigerants we source, process, and sell, we recognize a much higher gross margin than through the purchase and resale of newly manufactured refrigerants. The skillset and industry relationships USA brings, combined with Hudson’s existing customer base, are expected to scale our capabilities around recovery and reclamation, allowing us to significantly enhance our ability to profitably leverage current and future phase downs of virgin refrigerants and the resulting growth in recovered and reclaimed refrigerants.

“We continued to strengthen our balance sheet, ending the period with no debt and $30.5 million in cash. This reflects $18.1 million of free cash flow generation for the six-month period ended June 30, 2024, which includes the effect of the $20.7 million cash outflow related to the USA Refrigerants acquisition.”

Mr. Coleman continued, “It is important to reiterate that while our second quarter results are not where we’d like them to be and the market pricing challenges experienced could persist through the balance of this sales season, we remain confident that in the long term, the phasedown of HFCs will ultimately move pricing higher, accelerate reclamation activity and drive enhanced profitability in our business. In the coming month, we expect the finalization of the EPA’s Refrigerant Management Rule, mandating the use of reclaimed refrigerants for certain equipment and service sectors. While 2024 may have its challenges, as the AIM Act legislates limits to future production and consumption of virgin HFCs, we believe Hudson’s leadership position in the industry, proprietary reclamation technology and longstanding customer relationships leave us well positioned to drive the necessary transition to reclaimed refrigerant as virgin supply tightens.”

Board Authorizes Share Repurchase Program

Hudson also announced that its board of directors has authorized the repurchase of up to $10 million of outstanding common stock during 2024 and 2025. Purchases will be funded from the company’s available cash and cash flow. Hudson may purchase shares of its common stock on a discretionary basis from time to time through open market repurchases or privately negotiated transactions or through other means, including by entering into Rule 10b5-1 trading plans, in each case, during an “open window” and when the Company does not possess material non-public information. The timing and actual number of shares repurchased under the repurchase program will depend on a variety of factors, including stock price, trading volume, market conditions, corporate and regulatory requirements and other general business considerations. The repurchase program may be modified, suspended or discontinued at any time without prior notice.

Mr. Coleman commented, “We’ve previously noted that the three pillars to our capital allocation strategy are: business working capital needs, acquisitions and share repurchases.  The board’s authorization of a share repurchase program reflects their confidence in Hudson’s long-term growth prospects and dedication to stockholder value creation. Given our significantly improved balance sheet over the past few years, we are now able to prioritize investing for growth organically and through acquisition, while also potentially returning capital to our stockholders through the repurchase of stock.”

Conference Call Information

The Company will host a conference call and webcast to discuss the second quarter results today, August 6, 2024, at 5:00 P.M. Eastern Time.

To access the live webcast, log onto the Hudson Technologies website at www.hudsontech.com, and click on “Events”.

To participate in the call by phone, dial (877) 545-0523 approximately five minutes prior to the scheduled start time. International callers please dial (973) 528-0016. Callers should use the entry code: 384150.

A replay of the teleconference will be available until September 5, 2024, and may be accessed by dialing (877) 481-4010. International callers may dial (919) 882-2331. Callers should use conference ID: 50910.

About Hudson Technologies

Hudson Technologies, Inc. is a leading provider of innovative and sustainable refrigerant products and services to the Heating Ventilation Air Conditioning and Refrigeration industry. For nearly three decades, we have demonstrated our commitment to our customers and the environment by becoming one of the first in the United States and largest refrigerant reclaimers through multimillion dollar investments in the plants and advanced separation technology required to recover a wide variety of refrigerants and restoring them to Air-Conditioning, Heating, and Refrigeration Institute standard for reuse as certified EMERALD Refrigerants™. The Company's products and services are primarily used in commercial air conditioning, industrial processing and refrigeration systems, and include refrigerant and industrial gas sales, refrigerant management services consisting primarily of reclamation of refrigerants and RefrigerantSide® Services performed at a customer's site, consisting of system decontamination to remove moisture, oils and other contaminants. The Company’s SmartEnergy OPS® service is a web-based real time continuous monitoring service applicable to a facility’s refrigeration systems and other energy systems. The Company’s Chiller Chemistry® and Chill Smart® services are also predictive and diagnostic service offerings. As a component of the Company’s products and services, the Company also generates carbon offset projects.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements contained herein which are not historical facts constitute forward-looking statements. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, but are not limited to, changes in the laws and regulations affecting the industry, changes in the demand and price for refrigerants (including unfavorable market conditions adversely affecting the demand for, and the price of, refrigerants), the Company's ability to source refrigerants, regulatory and economic factors, seasonality, competition, litigation, the nature of supplier or customer arrangements that become available to the Company in the future, adverse weather conditions, possible technological obsolescence of existing products and services, possible reduction in the carrying value of long-lived assets, estimates of the useful life of its assets, potential environmental liability, customer concentration, the ability to obtain financing, the ability to meet financial covenants under its existing credit facility, any delays or interruptions in bringing products and services to market, the timely availability of any requisite permits and authorizations from governmental entities and third parties as well as factors relating to doing business outside the United States, including changes in the laws, regulations, policies, and political, financial and economic conditions, including inflation, interest and currency exchange rates, of countries in which the Company may seek to conduct business, the Company’s ability to successfully integrate any assets it acquires from third parties into its operations, and other risks detailed in the Company's 10-K for the year ended December 31, 2023 and other subsequent filings with the Securities and Exchange Commission. The words "believe", "expect", "anticipate", "may", "plan", "should" and similar expressions identify forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.

Investor Relations Contact: John Nesbett/Jennifer Belodeau IMS Investor Relations (203) 972-9200 jnesbett@imsinvestorrelations.com	Company Contact: Brian F. Coleman, President & CEO Hudson Technologies, Inc. (845) 735-6000 bcoleman@hudsontech.com

Hudson Technologies, Inc. and Subsidiaries

Consolidated Balance Sheets

(Amounts in thousands, except for share and par value amounts)

	June 30,	December 31,
	2024	2023
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$30,524	$12,446
Trade accounts receivable – net	30,348	25,169
Inventories	123,729	154,450
Income tax receivable	2,551	5,438
Prepaid expenses and other current assets	7,461	7,492
Total current assets	194,613	204,995

Property, plant and equipment, less accumulated depreciation	19,117	19,375
Goodwill	62,420	47,803
Intangible assets, less accumulated amortization	15,893	14,771
Right of use asset	5,702	6,591
Other assets	3,172	3,137
Total Assets	$300,917	$296,672

Liabilities and Stockholders’ Equity
Current liabilities:
Trade accounts payable	$9,940	$23,399
Accrued expenses and other current liabilities	29,920	31,537
Accrued payroll	2,448	3,615
Total current liabilities	42,308	58,551
Deferred tax liability	4,178	4,558
Long-term lease liabilities	4,163	4,790
Other long-term liabilities	1,600	—
Total Liabilities	52,249	67,899

Commitments and contingencies

Stockholders’ equity:
Preferred stock, shares authorized 5,000,000: Series A Convertible preferred stock, $0.01 par value ($100 liquidation preference value); shares authorized 150,000; none issued or outstanding	—	—
Common stock, $0.01 par value; shares authorized 100,000,000; issued and outstanding: 45,516,146 and 45,502,380, respectively	455	455
Additional paid-in capital	118,839	118,091
Retained earnings	129,374	110,227
Total Stockholders’ Equity	248,668	228,773

Total Liabilities and Stockholders’ Equity	$300,917	$296,672

Hudson Technologies, Inc. and Subsidiaries

Consolidated Statements of Income

(unaudited)

(Amounts in thousands, except for share and per share amounts)

	Three months		Six months
	ended June 30,		ended June 30,
	2024	2023	2024	2023
Revenues	$75,282	$90,474	$140,532	$167,673
Cost of sales	52,711	53,847	96,540	100,716
Gross profit	22,571	36,627	43,992	66,957

Operating expenses:
Selling, general and administrative	9,013	8,273	16,960	15,250
Amortization	760	699	1,458	1,397
Total operating expenses	9,773	8,972	18,418	16,647

Operating income	12,798	27,655	25,574	50,310

Interest expense	152	1,899	366	3,748

Income before income taxes	12,646	25,756	25,208	46,562

Income tax expense	3,061	6,567	6,061	11,842

Net income	$9,585	$19,189	$19,147	$34,720

Net income per common share – Basic	$0.21	$0.42	$0.42	$0.77
Net income per common share – Diluted	$0.20	$0.41	$0.40	$0.73
Weighted average number of shares outstanding – Basic	45,513,445	45,339,570	45,511,434	45,319,155
Weighted average number of shares outstanding – Diluted	47,275,901	47,297,419	47,377,534	47,305,196

Hudson Technologies, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(unaudited)

(Amounts in thousands)

	Six month-period
	ended June 30,
	2024	2023
Cash flows from operating activities:
Net income	$19,147	$34,720
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	1,564	1,495
Amortization of intangible assets	1,458	1,397
Impairment of long lived assets	441	—
Lower of cost or net realizable value inventory adjustment	1,983	(1,104)
Allowance for credit losses	44	851
Share based compensation	751	1,819
Amortization of deferred finance costs	114	538
Deferred tax expense	(380)	2,917
Changes in assets and liabilities:
Trade accounts receivable	(2,565)	(29,037)
Inventories	33,811	12,037
Prepaid and other assets	(2,776)	(5,200)
Lease obligations	(2)	2
Income taxes receivable	2,887	(1,741)
Accounts payable and accrued expenses	(15,642)	2,552
Cash provided by operating activities	40,835	21,246

Cash flows from investing activities:
Payments for acquisition	(20,670)	—
Additions to property, plant, and equipment	(2,085)	(837)
Cash used in investing activities	(22,755)	(837)

Cash flows from financing activities:
Proceeds from issuance of common stock	1	39
Excess tax benefits from exercise of stock options	(3)	(3)
Repayment of long-term debt	—	(14,325)
Cash used in financing activities	(2)	(14,289)

Increase in cash and cash equivalents	18,078	6,120
Cash and cash equivalents at beginning of period	12,446	5,295
Cash and cash equivalents at end of period	$30,524	$11,415

Supplemental disclosure of cash flow information:
Cash paid for interest	$311	$2,952

Cash paid for income taxes – net	$3,554	$10,665